                                                                  Exhibit (9)(c)

                          ACCOUNTING SERVICES AGREEMENT
                          -----------------------------

         THIS AGREEMENT is made as of the first day of May, 1989, by and between PENN SERIES FUNDS, INC. ("Penn Series") a Maryland corporation, and PROVIDENT FINANCIAL PROCESSING CORPORATION ("PFPC"), a Delaware corporation which is an indirect wholly-owned subsidiary of PNC Financial Corp.

                             W I T N E S S E T H :

         WHEREAS, Penn Series, is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), series fund and advised by the Advisor; and

         WHEREAS, the Penn Series wishes to retain PFPC to provide certain accounting services for each of the series of Penn Series, and PFPC is willing to furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed parties hereto as follows:

         1. Appointment. Penn Series hereby appoints PFPC to provide certain
            -----------
accounting services to each of the series of Penn Series for the period and on the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 12 of this Agreement. PFPC agrees to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder. Penn Series may from time to time issue additional series or classes or classify and reclassify shares of such series or class. PFPC shall identify to each such series or class property belonging to such series or class and in such reports, confirmations and notices to Penn Series called for under this Agreement shall identify the series or class to which such report, confirmation or notice pertains.

         2.  Delivery of Documents.  Penn Series has furnished PFPC with copies
             ---------------------
properly certified or authenticated of each of the following:

             (a) Resolutions of Penn Series' Board of Directors authorizing the appointment of PFPC to provide certain accounting services to Penn Series;

             (b) Appendix A identifying and containing the signatures of Penn Series' officers and other persons authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of Penn Series';

             (c) Penn Series' Articles of Incorporation filed with the Maryland Department of Assessments and Taxation on April 22, 1982 and all amendments thereto (such Articles of Incorporation, as presently in effect and as they shall from time to time be amended, are herein called the "Charter");

             (d) Penn Series' By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called "By-Laws");

             (e) The Investment Advisory Agreement between Penn Series and T. Rowe Price dated May 1, 1989, (the "Advisory Agreement");

             (f) The Administrative and Corporate Services Agreement between Penn Series and The Penn Mutual Life Insurance Company dated as of May 1, 1989 (the "Corporate Services Agreement);

             (g) Penn Series' Notification of Registration filed pursuant to Section 8(a) of the 1940 Act on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC") on November 7, 1969;

             (h) Penn Series' most recent Registration Statement on Form N-lA under the Securities Act of 1933 ("the 1933 Act") (File No. 2-35305) and under the 1940 Act, as filed with the SEC relating to shares (hereinafter "Shares") of the Fund's Common Stock, $0.10 par value, and all amendments thereto; and

             (i) Penn Series' most recent prospectus or prospectuses relating to Shares (such prospectus, or prospectuses, and all amendments and supplements thereto are herein called the "Prospectus").

             Penn Series will furnish PFPC from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

         3.  Definitions.
             -----------

             (a) "Authorized Person". As used in this Agreement, the term
                  -----------------
"Authorized Person" means any officer of Penn Series and any other person, whether or not any such person is an officer or employee of Penn Series, duly authorized by the Board of Directors of Penn Series to give Oral and Written Instructions on behalf of Penn Series and listed on Appendix A listing persons duly authorized to give Oral and Written Instructions on behalf of Penn Series as may be received by PFPC from time to time.

             (b) "Oral Instructions".  As used in this Agreement, the term "Oral
                  -----------------
Instructions" means oral instructions actually received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. Penn Series agrees to deliver to PFPC, at the time and in the manner specified in Paragraph 4 (b) of this Agreement, Written Instructions confirming Oral Instructions.

             (c)  "Written Instructions". As used in this Agreement, the term
                   --------------------
"Written Instructions" means written instructions in readable form delivered by hand, mail, tested telegram, cable, telex or facsimile sending device, and received by PFPC, signed by two Authorized Persons.

         4.  Instructions Consistent with Charter, etc.
             -----------------------------------------

             (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral and Written Instructions. Although PFPC may know of the provisions of the Charter and By-Laws of Penn Series, PFPC may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of such Charter or By-Laws or any vote, resolution or proceeding of the Shareholders, or of the Board of Directors or of any committee thereof.

             (b) PFPC shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by PFPC pursuant to this Agreement. Penn Series agrees to forward to PFPC or cause to be forwarded to PFPC, Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by PFPC, whether by hand delivery, telex, facsimile sending device or otherwise, by no later than the close of business of the business day next following the day that such Oral Instructions are given to PFPC. PFPC agrees to notify immediately Penn Series in the event that Written Instructions actually received by PFPC pursuant to this Paragraph 4 do not confirm the Oral Instructions given PFPC. Penn Series agrees that the fact that confirming Written Instructions are not received by PFPC shall in no way affect the validity of the transactions or enforceability of the transactions authorized by Oral Instructions. Penn Series agrees that PFPC shall incur no liability to Penn Series in acting upon Oral Instructions given to PFPC hereunder concerning such transactions, provided such instructions reasonably appear to have been received from an Authorized Person.

         5.  Services on a Continuing Basis.
             ------------------------------

             (a) PFPC will perform the following accounting functions, on a daily basis:

                  (1) Journalize Penn Series' investment, capital share and income and expense activities, and maintain a daily trial balance, general ledger and subsidiary records of Penn Series;

                  (2) Verify investment buy/sell trade tickets when received from the Advisor and transmit trades to the Penn Series' custodian for proper settlement;

                  (3) Maintain individual ledgers for investment securities, including amortized bond and foreign dollar denominated costs as directed by the Advisor;

                  (4) Maintain historical tax lots for each security, including amortized bond and foreign dollar denominated costs as directed by the Advisor;

                  (5) Reconcile cash and investment balances of the Penn Series Funds with the custodian, and provide the Advisor with the beginning cash balance available for investment purposes;

                  (6) Update the cash availability throughout the day as required by the Advisor;

                  (7) Post to and prepare Penn Series' Statement of Assets and Liabilities and the Statement of Operations;

                  (8)  Calculate various contractual expenses (e.g., advisory,
                                                               ----
administrative and custody fees);

                  (9) Monitor the expense accruals and notify Penn Series management of any proposed adjustments.

                  (10) Control all disbursements from Penn Series' and authorize such disbursements upon Written Instructions;

                  (11) Calculate capital gains and losses and foreign exchange gains and losses;

                  (12) Determine Penn Series' net income;

                  (13) Determine Penn Series' dividend distributions;

                  (14) Obtain security market quotes and foreign exchange selling rates from services approved by the Advisor, or if such quotes are unavailable, then obtain such prices from the Advisor, and in either case calculate market value of the Penn Series Funds investments;

                  (15) Transmit or mail a copy of the weekly or, where appropriate daily, portfolio valuation to Penn Series and Advisor;

                  (16) Compute on a daily basis the net asset value of the Penn Series Funds for purposes of the sale and redemption of Fund shares;

                  (17) Compute the Penn Series Funds yields, total return, expense ratios, portfolio turnover rate and, where appropriate, portfolio weighted average maturity; and

                  (18) For the money-market portfolio of the Fund, compute the daily dividend amounts required to comply with the prospectus of the Fund, the 1940 Act and the Internal Revenue Code of 1986, as amended (the "I.R.C.").

            (b) In addition to the accounting services described in the foregoing Paragraph 5 (a) , PFPC will:

                 (1) Prepare monthly financial statements, which will include the following items (the form and content of such statements shall be in accordance with generally accepted accounting principles or such procedures as requested by the Penn Series):

                     Schedule of Investments

                     Statement of Assets and Liabilities Statement of Operations

                     Statement of Changes in Net Assets

                     Cash Statement

                     Schedule of Capital Gains and Losses

                     Supplementary Financial Data

                     Supplemental Notes to Financial Statements

                     Securities Transactions (Purchases, Sales and Maturities)

                 (2) Prepare quarterly broker security transactions summaries in accordance with SEC requirements;

                 (3) Supply various Fund statistical data and summary financial information as requested on an ongoing basis

                 (4) Assist in the preparation of support schedules necessary for completion of Federal and state tax returns;

                 (5) Assist in the preparation of the Penn Series' Semi-Annual Reports with the SEC on Form N-SAR;

                 (6) Assist in the preparation of Penn Series' annual, semi-annual, and quarterly Shareholder reports;

                 (7) Assist with the preparation of registration statements on Form N-lA and other filings relating to the registration of Shares;

                 (8) Assist in monitoring Penn Series' compliance with certain requirements of the 1940 Act and the Prospectus as agreed upon in writing between the Advisor and PFPC; and

                 (9) Monitor-on a monthly basis Penn Series' status as a regulated investment company under Sub-chapter of the I.R.C.

        6.  Records.  PFPC shall keep the following records:
            -------

            (a) all books and records with respect to Penn Series' books of account;
            (b)   records of Penn Series' securities transactions.
            (c) all books, records and other documents that Penn Series is required to maintain and keep current pursuant to Rule 3la-l(a) and (b) promulgated under the 1940 Act and from time to time amended, other than those documents listed in sub-paragraph (4) of Rule 3la- l(b).

            The books and records pertaining to Penn Series which are in the possession of PFPC, including magnetic tapes and written procedures to the extent they are readily accessible to PFPC and exclude proprietary information of third parties, but specifically excluding computer programs which are proprietary information of PFPC or third parties, shall be the property of Penn Series. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations. Penn Series, or Penn Series' authorized representatives, shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of Penn Series, copies of any such books and records shall be provided by PFPC to Penn Series or Penn Series' authorized representative at the Fund's expense.

         7. Liaison With Accountants. As requested by Penn Series, PFPC shall
            ------------------------
act as liaison with Penn Series' independent public accountants and shall provide account analyses, fiscal year summaries, and other audit related schedules. PFPC shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by Penn Series from time to time.

         8. Confidentiality. PFPC agrees on behalf of itself and its employees
            ---------------
to treat confidentially all records and other information relative to Penn Series and its prior, present or potential Shareholders and relative to the Advisor and its prior, present or potential customers, except, after prior notification to and approval in writing by Penn Series, which approval shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Penn Series.

         9. Right to Receive Advice.
            -----------------------

            (a)   Advice of Penn Series.  If PFPC shall be in doubt as to any
                  ---------------------
action to be taken or omitted by it, it may request, and shall receive, from Penn Series directions or advice, including Oral or Written Instructions where appropriate.

            (b)   Protection of PFPC. PFPC shall be protected in any action
                  ------------------
or inaction which it takes in reliance on any directions, advice or Oral or Written Instructions received pursuant to subsection (a) of this Paragraph 9 which PFPC, after receipt of any such directions, advice or Oral or written Instructions, in good faith believes to. be consistent with such directions, advice or Oral or Written Instructions, as the case may be. However, nothing in this paragraph shall be construed as imposing upon PFPC any obligation (i) to seek such directions, advice or oral or Written Instructions, or (ii) to act in accordance with such directions, advice or oral or Written Instructions when received, unless, under the terms of another provision of this Agreement, the same is a condition to PFPC's properly taking or omitting to take such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, negligence or misconduct in the performance by PFPC of its duties under this Agreement.

         10. Compliance with Governmental Rules and Regulations. PFPC undertakes
             --------------------------------------------------
to comply with all applicable requirements of the 1933 Act, the 1934 Act, and the 1940 Act, or any laws, rules and regulations of governmental authorities having jurisdiction, with respect to the duties to be performed by PFPC hereunder.

         11. Compensation. As compensation for the services rendered by PFPC
             ------------
during the term-of this Agreement, Penn Series will pay to PFPC an annual fee calculated and payable monthly, as may be agreed to in writing from time to time by Penn Series and PFPC. The fee may be revised from time to time as mutually agreed upon by the parties.

         12. Indemnification.  Penn Series agrees to indemnify and hold harmless
             ---------------
PFPC and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the Securities Exchange Act of 1934, the 1940 Act, the CEA, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which PFPC takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of Penn Series or (ii) upon oral or Written Instructions, provided, that neither PFPC nor any of its nominees shall be indemnified against any liability to Penn Series (or any expenses incident to such liability) arising out of PFPC's own willful misfeasance, bad faith, negligence or misconduct in the performance of its duties and obligations under this Agreement.

         13. Responsibility of PFPC. PFPC shall be under no duty to take any
             ----------------------
action on behalf of Penn Series except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. In the performance of its duties hereunder, PFPC shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits in performing services provided for under this Agreement, but PFPC shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or negligence on the part of PFPC or misconduct by PFPC in the performance of its duties under this Agreement. Without limiting the generality of the foregoing or of any other provision of this Agreement, PFPC in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) subject to Paragraph 4(b) hereof, the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (b) delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

         14. Duration and Termination.  This Agreement shall continue until
             ------------------------
termination by Penn Series or PFPC on 90 days' written notice.

         15. Notices. All notices and other communications, including Written
             -------
Instructions (collectively referred to as "Notice" or "Notices" in this Paragraph), hereunder shal1 be in writing or by confirming telegram, cable, telex or sending device. Notices shall be addressed (a) if to PFPC, to the attention of Vincent J. Ciavardini, Executive Vice President, Provident Financial Processing Corporation, Bedford Building, 3531 Silverside Road, Wilmington, Delaware 19810; (b) if to Penn Series, to the attention of Joseph E. Vardaro, President; Penn Series Funds, Inc., 600 Dresher Road, Horsham, PA 19044
(c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. If the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, more than 100 miles apart, the Notice may be mailed, in which case it shall be deemed to have been given three days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately, and, if the location of the sender of a notice and the address of the addressee thereof are, at the time of sending, not more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given two days after it is sent, or if sent by messenger, it shall be deemed to have been given on the day it is delivered, or if sent by confirming telegram, cable, telex and facsimile sending device it shall be deemed to have been given immediately. All postage, cable, telex, or facsimile sending device charges arising from the sending of a Notice hereunder shall be paid the sender.

         16. Further Actions  Each party agrees such further acts and execute
             ---------------
such further documents as are necessary to effectuate the purposes hereof.

         17. Amendments.  This Agreement or any part hereof may be changed or
             ----------
waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

         18. Delegation. On thirty (30) day's prior written notice to the
             ----------
Advisor, PFPC may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of Provident National Bank or PNC Financial Corp, provided that (i) the delegate agrees with PFPC to comply with all relevant provisions of the 1940 Act; and (ii) PFPC and such delegate shall promptly provide such information as Penn Series may request, and respond to such questions as Penn Series may ask, relative to the delegation, including (without limitation) the capabilities of the delegate.

         19. Counterparts.  This Agreement may be executed in two or more
             ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. Miscellaneous.  This Agreement embodies the entire agreement and
             -------------
understanding between the parties thereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any, with respect to delegated and/or Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

[SEAL]                                      PENN SERIES FUNDS, INC.

Attest: /s/ C. Ronald Rubley                By: /s/
        ------------------------                -------------------------------
               SECRETARY                                   PRESIDENT

[SEAL]                                      PROVIDENT FINANCIAL
                                            PROCESSING CORPORATION

Attest: /s/                                 By: /s/
        ------------------------                -------------------------------

                                      INDEX

Paragraph                                                           Page
---------                                                           ----
1.    Appointment..................................................... 5
2.    Delivery of Documents........................................... 5
3.    Definitions..................................................... 7
4.    Instructions Consistent with Charter, etc....................... 7
5.    Services on a Continuing Basis.................................. 8
6.    Records........................................................ 12
7.    Liaison With Accountants....................................... 12
8.    Confidentiality................................................ 13
9.    Right to Receive Advice........................................ 13
10.   Compliance with Governmental Rules and Regulations............. 14
11.   Compensation................................................... 14
12.   Indemnification................................................ 14
13.   Responsibility of PFPC......................................... 15
14.   Duration and Termination....................................... 15
15.   Notices........................................................ 15
16.   Further Actions................................................ 16
17.   Amendments..................................................... 16
18.   Delegation..................................................... 16
19.   Counterparts................................................... 17
20.   Miscellaneous.................................................. 17

                                   May 1, 1989

Penn Series Funds, Inc.
600 Dresher Road
Horsham, PA  19044

RE:  Accounting Services Fees
     ------------------------

Gentlemen:

         This letter constitutes our agreement with respect to compensation to be paid to Provident Financial Processing Corporation ("PFPC") under the terms of an Accounting Services Agreement dated May 1, 1989 between you ("Penn Series") and PFPC. Pursuant to Paragraph 11 of that Agreement, and in consideration of the services to be provided to you, the Penn Series Funds, Inc., of which there are 6 portfolios, will pay PFPC an annual accounting fee to be calculated daily and paid monthly. You will also reimburse PFPC for its out-of-pocket expenses incurred on behalf of Penn Series, including, but not limited to, postage, telephone, telex, Federal Express and outside pricing service charges.

         The total annual accounting fee shall be $165,000, exclusive of out-of-pocket expenses. The fee for the period from the day of the year this agreement is entered into until the end of that year shall be pro-rated according to the proportion which period bears to the full annual period.

         If the foregoing accurately sets forth our agreement, and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

                                          Very truly yours,

                                          PROVIDENT FINANCIAL PROCESSING

                                          By: /s/
                                             ---------------------------------
Accepted: PENN SERIES FUNDS, INC.

By: /s/                                   Date:
   ---------------------                        --------------------

                                                                      Appendix A

                               Authorized Persons
                               ------------------

                          Accounting Services Agreement
                          -----------------------------

     Penn Series Funds, Inc. - Provident Financial Processing Corporation
     --------------------------------------------------------------------



As Secretary of Penn Series Funds, Inc., I certify that the persons named below presently hold the offices of Penn Series Funds, Inc. indicated, that the signatures of such persons set forth are genuine and that such persons are authorized to give oral and written instructions under the Accounting Services Agreement between Penn Series Fund, Inc. and Provident Financial Processing Corporation.

Joseph E.  Vardaro                  President

Thomas H.  Goddard                  Vice President

Kenneth J. Kempf                    Vice President

George J.  Limbach                  Asst. Vice President

C. Ronald Rubley                    Secretary

H. Bart Stucky                      Treasurer

James A. Clary                      Controller

Dominic J.  Piunti                  Assistant Controller


                                               /s/ C. Ronald Rubley
                                              ------------------------------
                                                     C. Ronald Rubley
                                                         Secretary

                                              ------------------------------
                                                           Date